As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-119776

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON COMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-3026859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Middlesex Turnpike, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Edward H. Snowden

Boston Communications Group, Inc.

55 Middlesex Turnpike

Bedford, Massachusetts 01730

(Name and Address of Agent for Service)

(781) 904-5000

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF COMMON STOCK

On October 15, 2004, Boston Communications Group, Inc. (the “Company”) filed a Registration Statement on Form S-8, Registration No. 333-119776 (the “Registration Statement”), for the sale of 407,350 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) under the Company’s 2004 Employee Stock Purchase Plan (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 49,999 unsold shares of common stock under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 9th day of February, 2005.

BOSTON COMMUNICATIONS GROUP, INC.

By:	/s/ Edward H. Snowden
Edward H. Snowden
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward H. Snowden Edward H. Snowden	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2005

/s/ Karen A. Walker Karen A. Walker	Vice President – Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2005

* Frederick E. von Mering	Vice President - Corporate Development and Director	February 9, 2005

* Paul J. Tobin	Chairman of the Board	February 9, 2005

* Brian E. Boyle	Vice Chairman of the Board	February 9, 2005

* James A. Dwyer, Jr.	Director	February 9, 2005

* Daniel Somers	Director	February 9, 2005

* Gerald McGowan	Director	February 9, 2005

* Paul R. Gudonis	Director	February 9, 2005

* Gerald Segel	Director	February 9, 2005

*By:	/s/ Alan J. Bouffard
Alan J. Bouffard
Attorney-in-fact